NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION CERTIFICATES
ISSUED BY
MANGOSOFT, INC.

This form, or one substantially equivalent hereto (the "Notice of Guaranteed Delivery"), must be used to exercise subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") described in the prospectus dated December 21, 2007 (the "Prospectus") of MangoSoft, Inc., a Nevada corporation (the "Company"), if the broker cannot deliver the rights certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on January 29, 2008, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under "The Rights Offering" in the Prospectus.

Payment of the subscription price (the "Subscription Price") of $0.50 per share for each share of the Company's common stock, par value $0.001 per share (the "Common Stock"), subscribed for upon exercise of the applicable Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Subscription Certificate(s) evidencing such Right(s) is (are) being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering" in the Prospectus.

The Subscription Agent is:
Interwest Transfer Company

By Courier, by Registered Mail or by Hand:
Interwest Transfer Company
1981 East Murray Holladay Road, Suite 100
P.O. Box 17136
Salt Lake city, UT 84117
Attention: Ms. Melinda Orth
Facsimile Transmission (Eligible Institutions Only): (801) 277-3147
Telephone Number for Confirmation: (801) 272-9294

The address and telephone numbers for inquiries, information or requests for additional documentation are as follows:

MangoSoft, Inc.
29 Riverside Street, Suite A
MS A-8
Nashua, NH 03062
Attention: Dale Vincent
Telephone Number (603) 324-0400

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing  __________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 P.M., Eastern Standard Time, on January 29, 2008, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege (the "Basic Subscription Privilege") to subscribe for one share of Common Stock per whole Right with respect to .7032 of the Rights represented by such Subscription Certificate(s) and (ii) the Over-subscription privilege (the "Over-subscription Privilege") relating to such Rights to subscribe, to the extent that shares of Common Stock ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, up to an aggregate amount up to the greater of (A) 50% of the number of full Rights received or (B) 100 Excess Shares, subject to availability and proration. The undersigned understands that payment of the Subscription Price of $0.50 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-subscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $ ________ , either (check appropriate box):

☐is being delivered to the Subscription Agent herewith;

        or

☐has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

☐Wire transfer funds:
Name of transferor institution
Date of transfer
Confirmation number (if available)

☐Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐Certified check

☐Bank draft (cashier's check)

☐Money order:
Name of maker
Date of check, draft or money order
Bank on which check is drawn or issuer of money order
Check, draft or money order number

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE
Signature(s)
Address(es):

Name(s)

Area Code and Telephone No.(s):

Subscription Certificate No.(s) (if available)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.
Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM.